As filed with the Securities and Exchange Commission on
                                    August 11, 2005
                                                Registration No. 333-127383
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                             REGISTRATION STATEMENT
                                    Under
                           The Securities Act of 1933
                            -------------------------

                                    SJW CORP.
                (Exact name of registrant as specified in its charter)
          California                                    77-0066628
   (State or other jurisdiction             (IRS Employer Identification No.)
 of incorporation or organization)

                             374 W. Santa Clara Street
                                San Jose, CA 95113
               (Address of principal executive offices) (Zip Code)
                            ----------------------

                       SJW CORP. EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of the Plan)
                            ----------------------

                                 W. Richard Roth
                       President and Chief Executive Officer
                                     SJW Corp.
                             374 W. Santa Clara Street
                                 San Jose, CA 95113
                       (Name and address of agent for service)
                                    (408) 279-7800
           (Telephone number, including area code, of agent for service)
                            ----------------------





                           EXPLANATORY NOTE

          On August 10, 2005 SJW Corp. (the "Registrant") registered with the Securities and Exchange Commission (the "Commission") on a Form S-8 Registration Statement, Registration Number 333-127383 (the "Registration Statement"), 135,200 shares of its Common Stock under the Registrant's Employee Stock Purchase Plan. Exhibit 23.1 to the Registration Statement contained an inadvertent error. As a result of such error, the consent of the Independent Registered Public Accounting Firm to incorporate by reference its attestation report on management's assessment of internal controls over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in Registrant's December 31, 2004 annual report on Form 10-K, was not included in Exhibit 23.1. To correct such inadvertent error, the Registrant hereby amends Exhibit 23.1, in the form filed as Exhibit 23.1 hereto, effective retroactive to the August 10, 2005 filing date of the Registration Statement. The filing of this Post-Effective Amendment No. 1 is not an admission by the registrant that the Registration Statement No. 333-127383 on Form S-8, when filed, knowingly included any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein not misleading.



                              PART II

          Information Required in the Registration Statement

Item 8.  Exhibit
         --------

Exhibit Number      Exhibit
--------------      -------

      23.1    Consent of KPMG LLP, Independent Registered Public
              Accounting Firm.






                             SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 11th day of August, 2005.


                           SJW Corp.


                           By: /s/ W. Richard Roth
                           -----------------------
                           W. Richard Roth
                           President and Chief Executive Officer







          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                         Title                             Date
---------                         -----                             ----

/s/ W. Richard Roth          President, Chief Executive       August 11, 2005
-------------------          Officer and Director
W. Richard Roth              (Principal Executive Officer)


/s/ Angela Yip               Chief Financial Officer and      August 11, 2005
-------------------          Treasurer (Principal Financial
Angela Yip                   and Accounting Officer)


*/s/ Mark L. Cali            Director                         August 11, 2005
-------------------
Mark L. Cali


*/s/ J. Philip DiNapoli      Director                         August 11, 2005
-------------------
J. Philip DiNapoli


*/s/ Drew Gibson             Director                         August 11, 2005
-------------------
Drew Gibson


*/s/ Douglas R. King         Director                         August 11, 2005
-------------------
Douglas R. King


*/s/ George E. Moss          Director                         August 11, 2005
-------------------
George E. Moss


*/s/ Charles J. Toeniskoetter Director                          August 11, 2005
-------------------
Charles J. Toeniskoetter


*/s/ Frederick R. Ulrich, Jr. Director                          August 11, 2005
-------------------
Frederick R. Ulrich, Jr.



    * By: /s/ Angela Yip
              Attorney-in-fact





                                EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------

      23.1    Consent of KPMG LLP, Independent Registered Public
              Accounting Firm.